EXHIBIT 10.32

              DESCRIPTION OF CERTAIN COMPENSATORY
               PLANS, CONTRACTS OR ARRANGEMENTS

     The executive officers of Personnel Management, Inc. (the
"Company") participate or participated in the following compensatory plans, contracts or arrangements not otherwise filed as exhibits to this report on Form 10-K:

Disability Policy

     The Company provides Don R. Taylor with a disability income policy with benefits of $15,000 per month.